Exhibit 99.1

Media relations contact:	Investor relations contact:
Judy DeRango Wicks	Tina Moore
(678) 375-1595	(678) 375-1278
jdwicks@checkfree.com	tmoore@checkfree.com

F O R   I M M E D I A T E    R E L E A S E

CheckFree Announces Fiscal 2005 Third Quarter Results
and Raises Full-Year Expectations

ATLANTA (April 19, 2005) – CheckFree Corporation (NASDAQ: CKFR) today announced third quarter revenue of $191.2 million, representing 23 percent growth over the same period last year. The Company’s GAAP (Generally Accepted Accounting Principles) net income was $15.6 million, or $0.17 per share, and underlying net income was $36.0 million, or $0.39 per share. Free cash flow was $51.6 million for the quarter, as outlined on page 1 of Attachment A.

     GAAP Results: Net income for the third quarter was $15.6 million, compared to net income of $7.7 million for the same quarter last year. Earnings per share were $0.17 for the third quarter of fiscal 2005, compared to earnings per share of $0.08 for the third quarter of last year. Net cash provided by operating activities was $63.3 million for the third quarter of fiscal 2005, compared to $48.8 million for the same period last year.

     Underlying Results: Underlying net income for the third quarter was $36.0 million, compared to $26.5 million for the same quarter of last year. Underlying earnings per share were $0.39 for the third quarter of fiscal 2005, compared to $0.29 for the third quarter of last year. Underlying net income and earnings per share exclude the amortization of acquisition-related intangible assets and related tax benefits for the third quarters of fiscal 2004 and 2005, and for the third quarter of 2005 also exclude a gain on the sale of investments and the related tax expense. A reconciliation of CheckFree’s underlying results to its GAAP results is included on pages 2 and 3 of Attachment A.

     “CheckFree’s third quarter reflects solid execution across each of our core businesses,” said Pete Kight, CheckFree Chairman and Chief Executive Officer. “The Electronic Commerce division drove strong growth in transaction volumes. Investment Services continued to see sustained growth in the number of portfolios managed on its platforms, and the Software business delivered sales results in line with expectations.”

Third Quarter Highlights

     The Company reported that its Electronic Commerce division processed 234.4 million transactions for the quarter, a 7 percent increase over the previous quarter, and delivered 36.8 million electronic bills, an increase of 12 percent over the previous quarter. The Company reported 1.8 million portfolios under management in its Investment Services division.

     Better-than-expected results for the quarter were primarily due to a reduction in the Company’s effective tax rate as a result of implementing certain tax planning strategies, and an adjustment to a previously established reserve in CheckFree’s Software division related to a loss on a contract.

     Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the third quarter of fiscal 2005, and Attachment C for electronic billing and payment metrics.

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CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

Financial Outlook for the Fourth Quarter and the Fiscal Year

     “For the fourth quarter of fiscal 2005, we expect revenue in the range of $194 to $199 million, and GAAP earnings per share in the range of $0.15 to $0.17,” said CheckFree Chief Financial Officer David Mangum. “This equates to underlying earnings per share in the range of $0.37 to $0.39.”

     “For the year, we now expect earnings per share of $0.53 to $0.55 on a GAAP basis and $1.41 to $1.43 on an underlying basis,” he continued. “These expectations reflect our third quarter performance, and a decrease in our effective tax rate from 38 percent to 36.5 percent on a GAAP basis.”

     “We now expect to generate free cash flow of about $180 million for the full year, exceeding our earlier expectations,” Mangum concluded.

     The difference between GAAP and underlying earnings expectations for fiscal 2005 and the fourth quarter of fiscal 2005 is due to expected acquisition-related intangible amortization expense and a gain on the sale of investments, along with the related tax impact of each.

Conference Call on the Internet

     CheckFree will broadcast its third quarter conference call at 5:00 p.m. (ET) today to review its financial results for the third quarter ended March 31, 2005 and its expectations for the fourth quarter of fiscal 2005 and for fiscal 2005. To phone into the conference call, dial 1-877-232-1067 anytime after 4:45 p.m. (ET) and ask for the CheckFree Conference Call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:00 p.m. (ET).

About CheckFree (www.checkfreecorp.com)

Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage more than $1 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the 10 billion Automated Clearing House transactions in the United States. The division also provides global trade processing, reconciliation, financial messaging, compliance and electronic billing and statement software to hundreds of organizations across the globe.

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CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue and earnings per share for the fourth quarter of fiscal 2005, and earnings per share and free cash flow for fiscal 2005 as a whole (paragraphs 8, 9, 10 and 11). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 (filed September 3, 2004), Form 10-Q for the quarter ended September 30, 2004 (filed November 9, 2004) and Form 10-Q for the quarter ended December 31, 2004 (filed February 8, 2005). One or more of these factors have affected, and could in the future affect, the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

# # #

CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenues:
Processing and servicing	$169,601	$134,826	$492,631	$390,718
License fees	5,458	7,628	18,987	17,306
Maintenance fees	7,967	7,044	22,778	21,157
Other	8,194	5,740	20,413	17,257

Total revenues	191,220	155,238	554,809	446,438

Expenses:
Cost of processing, servicing and support	72,745	60,732	220,795	180,818
Research and development	20,769	17,199	60,321	48,204
Sales and marketing	16,838	13,126	47,346	38,657
General and administrative	15,469	12,413	43,934	35,608
Depreciation and amortization	43,593	42,381	131,253	135,378
In-process research and development	—	—	—	324

Total expenses	169,414	145,851	503,649	438,989

Income from operations	21,806	9,387	51,160	7,449
Equity in net loss of joint venture	(823)	—	(2,170)	—
Interest, net	2,143	1,098	5,329	(8,490)
Gain on investments	592	—	592	—

Income (loss) before income taxes	23,718	10,485	54,911	(1,041)

Income tax expense (benefit)	8,112	2,789	20,055	(172)

Net income (loss)	$15,606	$7,696	$34,856	$(869)

Basic income (loss) per share:
Net income (loss)	$0.17	$0.09	$0.38	$(0.01)

Weighted average number of shares	90,864	89,924	90,614	89,669

Diluted income (loss) per share:
Net income (loss)	$0.17	$0.08	$0.38	$(0.01)

Weighted average number of shares	93,052	92,053	92,374	89,669

CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	March 31,	June 30,
	2005	2004
Current assets:
Cash, cash equivalents and investments	$349,312	$208,029
Settlement assets	81,978	82,520
Accounts receivable, net	116,034	111,849
Prepaid expenses and other assets	24,724	14,727
Deferred income taxes	10,171	49,129

Total current assets	582,219	466,254

Property and equipment, net	88,264	91,912
Capitalized software and intangible assets, net	818,027	917,543
Investments	67,371	68,344
Other noncurrent assets	4,622	4,396
Deferred income taxes	23,342	—
Investment in joint venture	185	483

Total assets	$1,584,030	$1,548,932

Current liabilities:
Accounts payable, accrued liabilities and other	$76,917	$83,637
Settlement obligations	82,139	82,611
Deferred revenues	39,300	36,193

Total current liabilities	198,356	202,441

Accrued rent and other	5,674	4,313
Deferred income taxes	—	17,492
Capital leases and long-term obligations, less current portion	25,300	25,504

Net stockholders’ equity	1,354,700	1,299,182

Total liabilities and stockholders’ equity	$1,584,030	$1,548,932

CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

Attachment A

Calculation of Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Net cash provided by operating activities	$63.3	$48.8	$160.8	$117.2
Excluding: Net change in settlement accounts	(1.5)	—	(0.1)	—
Less: Capital expenditures	(10.2)	(7.8)	(24.3)	(16.9)

Free cash flow	$51.6	$41.0	$136.4	$100.3

Additional Information:
Net cash provided by (used in) investing activities	$(152.8)	$4.0	$(192.8)	$3.6

Net cash provided by (used in) financing activities	$5.4	$3.2	$9.6	$(167.5)

Use of Non-GAAP Financial Information

     The Company supplements its reporting of cash flow information determined in accordance with GAAP by using “free cash flow” in this earnings release as a measure to evaluate its liquidity. The Company defines free cash flow as GAAP net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures. The Company believes free cash flow provides useful information to management and investors in understanding its financial results and assessing its prospects for future performance. CheckFree also uses free cash flow as a factor in determining long-term incentive compensation for senior management.

     The Company excludes the net change in settlement accounts from free cash flow because it believes this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with its walk-in bill payment business, the Company’s balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to the Company from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of the Company’s liquidity, and thus, CheckFree excludes the net change in settlement accounts from free cash flow.

     As a technology company, CheckFree makes significant capital expenditures in order to update its technology and to remain competitive. The Company’s free cash flow reflects the amount of cash it generated that remains, after it has met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations.

     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of CheckFree’s non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CheckFree’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, which was filed with the Securities and Exchange Commission on September 3, 2004 and in CheckFree’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which was filed with the Securities and Exchange Commission on November 9, 2004.

     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

Attachment A (continued)

Reconciliation of GAAP Net Income (Loss) to Underlying Net Income and Earnings (Loss) Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Total revenues — GAAP and underlying	$191,220	$155,238	$554,809	$446,438

Net income (loss) per GAAP	$15,606	$7,696	$34,856	$(869)
Amortization of acquisition-related intangible assets	33,131	32,069	99,557	104,662
Write off of in-process research and development	—	—	—	324
Gain on investments	(592)	—	(592)	—
Call premium and write off of unamortized issuance costs for convertible notes	—	—	—	7,219
Tax benefit of underlying adjustments	(12,137)	(13,248)	(37,294)	(42,103)

Underlying net income	$36,008	$26,517	$96,527	$69,233

GAAP basic weighted average shares outstanding	90,864	89,924	90,614	89,669
GAAP impact of dilutive options and warrants	2,188	2,129	1,760	—
GAAP diluted weighted average shares outstanding	93,052	92,053	92,374	89,669

Underlying basic weighted average shares outstanding	90,864	89,924	90,614	89,669
Underlying impact of dilutive options and warrants	2,188	2,129	1,760	1,933
Underlying diluted weighted average shares outstanding	93,052	92,053	92,374	91,602

GAAP basic earnings (loss) per share	$0.17	$0.09	$0.38	$(0.01)
GAAP diluted earnings (loss) per share	$0.17	$0.08	$0.38	$(0.01)
Underlying basic earnings per share	$0.40	$0.29	$1.07	$0.77
Underlying diluted earnings per share	$0.39	$0.29	$1.04	$0.76

Use of Non-GAAP Financial Information

     CheckFree supplements its reporting of revenue, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share” in this earnings release. Management believes that certain non-cash adjustments to revenue or expense enhance the Company’s evaluation of its performance, and are not pertinent to day to day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.

     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the Company’s operations, and management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer, the Company’s chief operating decision maker, who uses this information in allocating resources to CheckFree’s various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenue and decrease controllable costs, the Company uses underlying revenue and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenue, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.

     Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, the Company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company’s management and its core business performance.

     CheckFree’s underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenue, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

Attachment A (continued)

CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenues:
Processing and servicing	$169,601	$134,826	$492,631	$390,718
License fees	5,458	7,628	18,987	17,306
Maintenance fees	7,967	7,044	22,778	21,157
Other	8,194	5,740	20,413	17,257

Total revenues	191,220	155,238	554,809	446,438

Expenses:
Cost of processing, servicing and support	72,745	60,732	220,795	180,818
Research and development	20,769	17,199	60,321	48,204
Sales and marketing	16,838	13,126	47,346	38,657
General and administrative	15,469	12,413	43,934	35,608
Depreciation and amortization	10,462	10,312	31,696	30,716

Total expenses	136,283	113,782	404,092	334,003

Income from operations	54,937	41,456	150,717	112,435
Equity in net loss of joint venture	(823)	—	(2,170)	—
Interest, net	2,143	1,098	5,329	(1,271)

Income before income taxes	56,257	42,554	153,876	111,164

Income tax expense	20,249	16,037	57,349	41,931

Net income	$36,008	$26,517	$96,527	$69,233

Basic income per share:

Net income	$0.40	$0.29	$1.07	$0.77

Equivalent number of shares	90,864	89,924	90,614	89,669

Diluted income per share:

Net income	$0.39	$0.29	$1.04	$0.76

Equivalent number of shares	93,052	92,053	92,374	91,602

CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

Attachment B

Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Electronic Commerce:
Total revenues — GAAP and underlying	$147,581	$115,181	$427,896	$334,224

Operating income — GAAP	$21,475	$9,994	$54,183	$12,307
Amortization of acquisition related intangible assets	32,559	31,007	97,681	101,577

Underlying operating income	$54,034	$41,001	$151,864	$113,884

Investment Services:
Total revenues — GAAP and underlying	$24,043	$21,546	$70,858	$63,304

Operating income — GAAP	$4,686	$4,280	$12,568	$13,343
Amortization of acquisition related intangible assets	151	205	453	668

Underlying operating income	$4,837	$4,485	$13,021	$14,011

Software:
Total revenues — GAAP and underlying	$19,596	$18,511	$56,055	$48,910

Operating income — GAAP	$5,646	$3,697	$11,946	$7,606
Amortization of acquisition related intangible assets	421	857	1,423	2,417
Write off of in-process research and development	—	—	—	324

Underlying operating income	$6,067	$4,554	$13,369	$10,347

Corporate:
Operating loss — GAAP and underlying	$(10,001)	$(8,584)	$(27,537)	$(25,807)

CheckFree Announces Fiscal 2005 Third Quarter Results and Raises Full-Year Expectations

Attachment C

Electronic Billing and Payment Metrics
(In millions, except revenue/transaction and percentages)

			Quarter Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Transactions
Full Service
Revenue	$106.4	$102.4	$99.1	$96.2	$94.0
Active Subscribers(1)	7.4	6.9	6.4	5.9	5.5
Transactions	153.6	142.9	133.5	123.9	115.5
Revenue/Transaction	$0.69	$0.72	$0.74	$0.78	$0.81

Payment Services(2)
Revenue	$32.4	$31.3	$30.5	$14.0	$12.8
Transactions	80.8	76.5	72.3	41.3	36.7
Revenue/Transaction	$0.40	$0.41	$0.42	$0.34	$0.35

Total	234.4	219.4	205.8	165.2	152.2
Sequential Quarterly Growth	7%	7%	25%	8%	9%

Other Revenue(3)	$8.8	$8.4	$8.6	$8.3	$8.4

e-Bill Delivery
Electronic bills distributed	36.8	32.8	29.6	25.9	22.5
Quarterly sequential growth	12%	11%	14%	15%	22%

Electronic Rate
Electronic payment rate	83%	83%	83%	79%	78%

(1) “Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2) Payment Services includes walk-in bill payment results, beginning June 23, 2004.

(3) Other revenue includes Health and Fitness, Professional Services and Stored Value Products.